Exhibit 99.1

CalAmp Reports Third Quarter Fiscal Year 2022 Financial Results

Software and Subscription Services revenue increases 7% over prior year to $37 million, representing 53% of total revenue

Customer demand remains strong with backlog still high despite continuing global supply chain challenges

IRVINE, CA, December 21, 2021 -- CalAmp (Nasdaq: CAMP), a connected intelligence company helping businesses and people track, monitor and recover vital assets with real-time visibility and insights, today reported financial results for its third quarter of fiscal year 2022 ended November 30, 2021.

“As indicated in the business update announcement last month, the ongoing global component shortages have been more pronounced than expected, causing a significant reduction in our shipments during the quarter,” said Jeff Gardner, CalAmp’s president and CEO. “We are working closely with our suppliers to source the needed parts, qualify additional components and even redesign certain devices when possible. Despite this challenging situation, we are encouraged with the strong customer demand as evidenced by the consistent high level of customer backlog over the past few quarters as we continue our transformation to a SaaS enterprise.”

Third Quarter Fiscal Year 2022 Financial Overview

•	Total revenue decreased 12% from the prior year quarter to $69 million.
•	Software and Subscription Services (S&SS) revenue was $37 million, which was up 7% from the prior year quarter and represented 53% of consolidated revenue.
•	Telematics Products revenue was down 14% sequentially to $32 million as supply chain shortages affected shipments despite continuing strong customer demand.
•	Sales to our largest customer were $14 million, up 3% sequentially.
•	Gross margin was 41% compared to 40% in the prior year quarter.
•	GAAP net loss from continuing operations was $11 million, or a loss of $0.30 per share.
•	Adjusted basis non-GAAP net loss was $3 million, or $0.08 per diluted share.
•	Adjusted EBITDA was $3 million, or 4% of revenue compared to Adjusted EBITDA of $9 million, or 11% of revenue in the prior year quarter.
•	Total core S&SS subscribers were 1 million, a 3% increase from the prior quarter, excluding the Automotive Vehicle Finance business.
•	Ended the quarter with $91 million in cash and cash equivalents.

Other Business and Recent Highlights

•

Announced that our subsidiary, LoJack® España, has partnered with Bipi, an innovative car subscription services company operating in Spain, Italy and France, to equip its multi-brand car fleet with LoJack España's connected car solutions to improve Bipi’s customers’ experiences while also allowing it to manage fleet operations more effectively.

•	Announced another partnership with FAIRWAYiQ to provide golf course operators with real-time visibility over gameplay and operations through its connected intelligence solutions at the edge.
•

CalAmp’s subsidiary, Tracker Network (UK) Limited, launched CalAmp's iOn™ fleet and asset management software in the U.K. to enable commercial fleet operators to track driver behavior and vehicle usage.

CalAmp Reports Fiscal 2022 Third Quarter Financial Results

Summary Financial Information From Continuing Operations:

(In thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
Description	2021	2020	2021	2020
Revenues:
Software & Subscription Services (S&SS)	$36,602	$34,052	$113,079	$95,265
Telematics Products	32,175	44,460	114,383	131,375
	$68,777	$78,512	$227,462	$226,640
Gross margin	41%	40%	41%	39%

Net loss	$(10,542)	$(3,738)	$(21,967)	$(17,936)
Net loss per diluted share	$(0.30)	$(0.11)	$(0.62)	$(0.52)
Non-GAAP measures:
Adjusted basis net income	$(2,671)	$3,326	$3,178	$5,705
Adjusted basis net income per diluted share	$(0.08)	$0.10	$0.09	$0.17
Adjusted EBITDA	$2,991	$8,863	$19,677	$22,202
Adjusted EBITDA margin	4%	11%	9%	10%

	November 30,	February 28,
Description	2021	2021
Cash and cash equivalents	$91,114	$94,624
Working capital	98,709	103,267
Deferred revenue	43,708	52,817
Total debt (carrying value)	190,596	186,471

	November 30,
	2021	2020
S&SS trailing twelve month ("TTM") recurring revenue	$93,835	$95,359
Less: Automotive vehicle finance and other	(8,338)	(10,145)
Core S&SS TTM recurring revenue	$85,497	$85,214

S&SS Supplemental Information:
S&SS remaining performance obligation	$149,942	$135,161
Less: Automotive vehicle finance and other	(3,532)	(10,869)
Core S&SS remaining performance obligation	$146,410	$124,292

Total S&SS subscribers	1,161	1,276
Less: Automotive vehicle finance	(147)	(344)
Core S&SS subscribers	1,014	932

CalAmp Reports Fiscal 2022 Third Quarter Financial Results

Fourth Quarter Fiscal 2022 Business Outlook

The Company is maintaining its policy of not providing quarterly guidance. Visibility into product shipments still remains uncertain due to the global component supply shortages coupled with the timing of Chinese New Year in February.

Conference Call and Webcast

CalAmp is hosting a conference call for analysts and investors to discuss its third quarter fiscal year 2022 results at 2:00 p.m. Pacific Time today.  Participants can listen in via webcast by visiting the Investor Relations section of our website at www.calamp.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 90 days after the call.  The conference call can also be accessed by dialing 833-714-0868 (+1-778-560-2625 for international callers) and using the Conference ID #6375499.  Following the call, an audio replay will also be available by calling 800-585-8367 or +1-416-621-4642 and entering the Conference ID#6375499. The audio replay will be available through January 1, 2022.

About CalAmp

CalAmp (Nasdaq: CAMP) is a connected intelligence company that helps people and businesses work smarter. We partner with transportation and logistics, industrial equipment, government and automotive industries to deliver insights that enable businesses to make the right decisions. Our applications, cloud platform and smart devices allow them to track, monitor and recover their vital assets with real-time visibility that reduces costs, maximizes productivity and improves safety. Headquartered in Irvine, California, CalAmp has been publicly traded since 1983. We have one million core software and services subscribers and over 20 million products installed worldwide. For more information, visit calamp.com, or LinkedIn, Facebook, Twitter, YouTube or CalAmp Blog.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning CalAmp. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations, services and products, (ii)  our competitive position and opportunities, and (iii) other statements identified by words such as such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict”, “project”, “aim”, “goal”, and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, current market trends and market conditions, and involve risks and uncertainties, many of which are outside of our control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect future results include any risks associated with global economic conditions and concerns; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the recent coronavirus (COVID-19) pandemic; global component shortages due to supply chain constraints caused by the COVID-19 pandemic; disruptions in sales, operations, relationships with customers, suppliers, employees, and consumers given our sale of LoJack North America operations; our ability to successfully and timely accomplish our transformation to a SaaS solutions provider; our transition out of the automotive vehicle financing business; competitive pressures; pricing declines; demand for our telematics products; rates of growth in our target markets; prolonged disruptions of our contract manufacturers’ facilities or other significant operations; force majeure or force-majeure-like events at our contract manufacturers’ facilities including component shortages; the ongoing diversification of our global supply chain; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to improve gross margin; cost-containment measures; legislative, trade, tariff, and regulatory actions; integration, unexpected charges or expenses in connection with acquisitions; the impact of legal proceedings and compliance risks; implementation of our new ERP system; the impact on our business and reputation from information technology system failures, network disruptions, cyber-attacks, or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature. More information on these risks and other potential factors that could affect our financial results is included in our filings with the U.S. Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of

CalAmp Reports Fiscal 2022 Third Quarter Financial Results

our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings, which you may obtain for free at the SEC’s website at http://www.sec.gov. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, which speak as of their respective dates except as required by law.

Non-GAAP Financial Measures

“GAAP” refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. These non-GAAP financial measures are provided in addition to, and not as a substitute for measures of financial performance prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income, Adjusted basis net income per diluted share, Adjusted EBITDA (earnings before investment income, interest expense, taxes, depreciation, amortization, stock-based compensation, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, impairment losses and certain other adjustments as detailed in the accompanying non-GAAP reconciliation), and Adjusted EBITDA margin. Adjusted basis net income (loss) excludes the impact of intangible asset amortization expense, stock-based compensation, non-cash interest expense, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, income tax provision adjustments, impairment losses and certain other adjustments as shown in the non-GAAP reconciliation provided in the table at the end of this announcement.  We use these non-GAAP financial measures to provide investors with additional information about our financial performance and future prospects of our core business activities. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating our core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to our operations, and benchmarking performance externally against our competitors. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate our results of ongoing operations and enable additional period-to-period comparisons. The presentation of these and other similar items in our non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

CalAmp, LoJack, TRACKER, Here Comes The Bus, Bus Guardian, iOn Vision, CrashBoxx and associated logos are among the trademarks of CalAmp and/or its affiliates in the United States, certain other countries and/or the EU. Spireon acquired the LoJack® North America Stolen Vehicle Recovery (SVR) business from CalAmp and holds an exclusive license to the LoJack mark in the United States and Canada. Any other trademarks or trade names mentioned are the property of their respective owners.

AT CALAMP:	AT SHELTON GROUP:
Kurtis Binder	Leanne K. Sievers
EVP & CFO	(949) 224.3874
ir@calamp.com	sheltonir@sheltongroup.com

CalAmp Reports Fiscal 2022 Third Quarter Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	2021	2020	2021	2020

Revenues	$68,777	$78,512	$227,462	226,640
Cost of revenues	40,757	47,274	133,625	138,835
Gross profit	28,020	31,238	93,837	87,805
Operating expenses:
Research and development	7,179	6,416	21,848	18,925
Selling and marketing	13,239	11,830	37,748	33,743
General and administrative	12,775	11,962	38,659	35,903
Intangible asset amortization	1,386	1,201	4,033	3,567
Restructuring	-	(100)	336	1,917
Impairment losses	-	-	-	286
	34,579	31,309	102,624	94,341
Operating loss	(6,559)	(71)	(8,787)	(6,536)
Non-operating income (expense):
Investment income	150	584	1,218	1,282
Interest expense	(3,830)	(3,880)	(11,483)	(11,814)
Other expense, net	(98)	(52)	(2,084)	(43)
	(3,778)	(3,348)	(12,349)	(10,575)
Loss from continuing operations before income taxes	(10,337)	(3,419)	(21,136)	(17,111)
Income tax provision from continuing operations	(205)	(319)	(831)	(825)
Net loss from continuing operations	(10,542)	(3,738)	(21,967)	(17,936)
Net income (loss) from discontinued operations, net of tax	(895)	(19,942)	3,157	(29,644)
Net loss	$(11,437)	$(23,680)	$(18,810)	$(47,580)
Loss per share - continuing operations:
Basic	$(0.30)	$(0.11)	$(0.62)	$(0.52)
Diluted	$(0.30)	$(0.11)	$(0.62)	$(0.52)
Income (loss) per share - discontinued operations:
Basic	$(0.03)	$(0.57)	$0.09	$(0.87)
Diluted	$(0.03)	$(0.57)	$0.09	$(0.87)
Shares used in computing income (loss) per share:
Basic	35,475	34,599	35,156	34,292
Diluted	35,475	34,599	35,156	34,292

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CalAmp Reports Fiscal 2022 Third Quarter Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	November 30,	February 28,
	2021	2021
Assets

Current assets:
Cash and cash equivalents	$91,114	$94,624
Accounts receivable, net	58,589	63,325
Inventories	20,180	23,663
Prepaid expenses and other current assets	23,705	24,804
Current assets of discontinued operations	-	7,872
Total current assets	193,588	214,288

Property and equipment, net	37,962	41,081
Operating lease right-of-use assets	12,099	14,273
Deferred income tax assets	4,230	4,889
Goodwill	94,001	94,617
Other intangible assets, net	33,014	37,488
Other assets	27,397	27,169
Total assets	$402,291	$433,805

Liabilities and Stockholders' Equity

Current liabilities:
Current portion of long-term debt	$2,917	$4,317
Accounts payable	30,780	35,767
Accrued payroll and employee benefits	10,463	12,761
Deferred revenue	29,217	32,924
Other current liabilities	21,502	17,380
Current liabilities of discontinued operations	-	4,096
Total current liabilities	94,879	107,245

Long-term debt, net of current portion	187,679	182,154
Operating lease liabilities	13,751	17,061
Other non-current liabilities	25,801	30,487
Non-current liabilities of discontinued operations	-	1,773
Total liabilities	322,110	338,720
Stockholders' equity:
Common stock	359	352
Additional paid-in capital	239,043	233,692
Accumulated deficit	(156,784)	(137,974)
Accumulated other comprehensive loss	(2,437)	(985)
Total stockholders' equity	80,181	95,085
Total liabilities and stockholders' equity	$402,291	$433,805

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CalAmp Reports Fiscal 2022 Third Quarter Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Nine Months Ended
	November 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(18,810)	$(47,580)
Less: Net income (loss) from discontinued operations, net of tax	3,157	(29,644)
Net loss from continuing operations	(21,967)	(17,936)

Depreciation expense	13,053	12,863
Intangible asset amortization	4,033	3,567
Stock-based compensation	8,561	8,366
Amortization of debt issuance costs and discount	7,811	7,712
Noncash operating lease cost	2,680	1,725
Revenue assigned to factors	(3,665)	(4,864)
Deferred tax assets, net	389	372
Other	209	682
Changes in operating assets and liabilities of continuing operations	(7,396)	16,033
Net cash provided by operating activities - continuing operations	3,708	28,520
Net cash used in operating activities - discontinued operations	(395)	(4,177)
NET CASH PROVIDED BY OPERATING ACTIVITIES	3,313	24,343

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities and sale of marketable securities	-	6,264
Purchases of marketable securities	-	(6,264)
Capital expenditures	(10,342)	(8,973)
Net cash used in investing activities - continuing operations	(10,342)	(8,973)
Net cash provided by (used in) investing activities - discontinued operations	5,721	(2,117)
NET CASH USED IN INVESTING ACTIVITIES	(4,621)	(11,090)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Paycheck Protection Program Loan	-	10,000
Repayment of Paycheck Protection Program Loan	-	(10,000)
Proceeds from revolving credit facility, net of issuance costs	-	19,944
Repayment of 2020 Convertible Notes	-	(27,599)
Repayment of revolving credit facility	-	(20,000)
Taxes paid related to net share settlement of vested equity awards	(4,128)	(1,557)
Proceeds from exercise of stock options and contributions to employee stock purchase plan	900	909
NET CASH USED IN FINANCING ACTIVITIES	(3,228)	(28,303)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	1,026	(662)
Net change in cash and cash equivalents	(3,510)	(15,712)
Cash and cash equivalents at beginning of period	94,624	107,404
Cash and cash equivalents at end of period	$91,114	$91,692

CalAmp Reports Fiscal 2022 Third Quarter Financial Results

CALAMP CORP.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission.  We believe that our presentation of historical non-GAAP financial measures provides useful supplementary information to investors.  The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income, Adjusted basis net income per diluted share, Adjusted EBITDA (earnings before investment income, interest expense, taxes, depreciation, amortization, stock-based compensation and other adjustments as identified below), and Adjusted EBITDA margin. We use these non-GAAP financial measures to provide investors with an overall understanding of the financial performance and future prospects of our core business activities. Specifically, we believe that the use of these non-GAAP measures facilitates the comparison of results of core business operations between current and past periods.

The reconciliation of GAAP basis net loss to Adjusted basis (non-GAAP) net income (loss) is as follows (in thousands except per share amounts):

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	2021	2020	2021	2020

GAAP basis net loss	$(11,437)	$(23,680)	$(18,810)	$(47,580)

Net (income) loss from discontinued operations, net of tax	895	19,942	(3,157)	29,644
Intangible assets amortization	1,386	1,201	4,033	3,567
Stock-based compensation	3,152	2,646	8,561	7,491
Non-cash interest expense	2,620	2,493	7,811	7,712
GAAP basis income tax provision	205	319	831	825
Litigation and non-recurring legal expenses	213	205	1,332	1,168
Restructuring	-	(100)	336	1,917
Costs incurred in transition of LoJack North America business to acquiror (b)	69	-	1,784	-
Other	421	450	1,047	1,391
Adjusted basis income (loss) before income taxes	(2,476)	3,476	3,768	6,135
Income tax provision (non-GAAP basis) (a)	(195)	(150)	(590)	(430)
Adjusted basis net income (loss)	$(2,671)	$3,326	$3,178	$5,705

Adjusted basis net income (loss) per diluted share	$(0.08)	$0.10	$0.09	$0.17

Weighted average common shares outstanding on a diluted basis	35,475	34,873	36,054	34,490

CalAmp Reports Fiscal 2022 Third Quarter Financial Results

The reconciliation of GAAP-basis net loss to Adjusted EBITDA and the calculation of Adjusted EBITDA margin are as follows (dollars in thousands):

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	2021	2020	2021	2020

GAAP basis net loss	$(11,437)	$(23,680)	$(18,810)	$(47,580)

Net (income) loss from discontinued operations, net of tax	895	19,942	(3,157)	29,644
Investment income	(150)	(584)	(1,218)	(1,282)
Interest expense	3,830	3,880	11,483	11,814
Income tax provision	205	319	831	825
Depreciation and amortization	5,967	5,568	17,086	16,430
Stock-based compensation	3,152	2,646	8,561	7,491
Litigation and non-recurring legal expenses	213	205	1,332	1,168
Restructuring	-	(100)	336	1,917
Costs incurred in transition of LoJack North America business to acquiror (b)	69	-	1,784	-
Other	247	667	1,449	1,775
Adjusted EBITDA	$2,991	$8,863	$19,677	$22,202

Other favorable (unfavorable) impacts to Adjusted basis net income and Adjusted EBITDA (c)
Deferred revenue purchase accounting adjustment	$(235)	$(778)	$(1,036)	$(2,535)
Resolution of a product performance matter	-	-	-	(1,400)
Inventory excess and obsolescence	-	-	-	(596)
Total other favorable (unfavorable) impacts	$(235)	$(778)	$(1,036)	$(4,531)

Revenues	$68,777	$78,512	$227,462	$226,640

Adjusted EBITDA margin	4%	11%	9%	10%

(a)	The non-GAAP income tax provision represents cash taxes paid or payable for the period after giving effect to the utilization of net operating losses and tax credit carryforwards.
(b)	Costs incurred in transition of business to acquiror are attributable to the wind-down and transfer of the LoJack North America business to Spireon.
(c)

Other favorable (unfavorable) impacts to Adjusted basis net income and Adjusted EBITDA represent financial impacts that cannot be included in these Non-GAAP measures, but management believes can provide insights into underlying operational earnings for the periods presented above. These items include deferred revenue purchase accounting adjustments resulting from business acquisitions which reduces revenue and gross profit, resolution of a product performance matter with a customer, and inventories related to the automotive vehicle finance business that are obsolete or in excess of demand forecast.